                                                                       (d)(9)(i)

                               AMENDED SCHEDULE A

                                     TO THE

                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                                ING MUTUAL FUNDS

                            OPERATING EXPENSE LIMITS

                                     MAXIMUM OPERATING EXPENSE LIMIT PERCENTAGE
                                       (AS A PERCENTAGE OF AVERAGE NET ASSETS)
                                     ------------------------------------------
NAME OF FUND*                           Class A   Class B   Class C   Class I
------------                            -------   -------   -------   -------
ING International Real Estate Fund
Initial Term Expires March 1, 2007       1.50%     2.25%     2.25%     1.25%


                                        /s/ HE
                                        ----------------------------------------
                                        HE

Effective Date: April 28, 2006

* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.